Exhibit 21.1

Name	Jurisdiction of Incorporation or Organization
BD Protego S. de R.L.	Mexico
Evercore Advisors L.L.C.	Delaware
Evercore Advisors I L.L.C.	Delaware
Evercore Financial Advisors L.L.C.	Delaware
Evercore GP Holdings L.L.C.	Delaware
Evercore Group Holdings L.P.	Delaware
Evercore Group Holdings L.L.C.	Delaware
Evercore Group L.L.C.	Delaware
Evercore LP	Delaware
Evercore Partners Limited	England and Wales
Evercore Partners International Limited	England and Wales
Evercore Partners Services East L.L.C.	Delaware
Evercore Properties L.L.C.	Delaware
Evercore Restructuring L.L.C.	Delaware
Evercore Venture Advisors L.L.C.	Delaware
Protego Administradores, S. de R.L.	Mexico
Protego Asesores, S. de R.L.	Mexico
Evercore Protego Casa de Bolsa, S.A. de C.V.	Mexico
Protego CB Servicios S. de R.L.	Mexico
Protego PE, S. de R.L.	Mexico
Protego Servicios, S.C.	Mexico
Protego SI, S.C.	Mexico
Sedna S. de R.L.	Mexico
Evercore Mexico Capital Partners II, L.P.	Ontario
Evercore Mexico Partners II, L.P.	Ontario
Evercore Mexico Management II, L.L.C.	Delaware
Evercore Mexico GP Holdings L.L.C.	Delaware
Evercore Wealth Management L.L.C.	Delaware
Evercore Holdings Limited	England and Wales
Evercore Trust Company, N.A.	New York
Atalanta Sosnoff Capital, L.L.C.	New York
Evercore Asia Limited	Hong Kong
Evercore Brasil Participacoes LTDA	Brazil